UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2020

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2020, our Board of Directors (the “Board”) ratified decisions made on June 3 and June 5, 2020 by the Compensation Committee of the Board (the “Compensation Committee”) regarding cash and stock options compensation for our officers and outside directors.

Each of our officers will receive a new annual base salary rate effective as of June 8, 2020, and will also be eligible to receive defined cash incentive bonus upon the achievement (at any time during the officer’s continued employment) of certain defined objectives. (The officers are also eligible to receive discretionary bonuses.) The new annual base salary rate and applicable defined bonus objectives for each officer are set forth in the table below:

Name	Base Salary	Total Available Defined Bonuses
Michael S. Poirier	$400,000	$1,750,000	(1)
Christopher L. Lotz	$275,000	$300,000	(2)
Shishir K. Sinha	$275,000	$240,000	(3)
Wajdi Abdul-Ahad	$250,000	$250,000	(4)

(1) (a) $250,000 bonus for achievement of “reverse merger” transaction with preservation of Nasdaq listing – achieved - payable on August 20, 2020; (b) $500,000 upon our maintaining a market capitalization of at least $250,000,000 on a fully diluted basis (excluding stock options and equivalent employee compensatory warrants) for over 20 trading days with an average split-adjusted stock price of at least $8.00 per share; (c) $1,000,000 upon our maintaining a market capitalization of at least $400,000,000 on a fully diluted basis (excluding stock options and equivalent employee compensatory warrants) for over 20 trading days with an average split-adjusted stock price of at least $15.00 per share.

(2) (a) $100,000 bonus for achievement of “reverse merger” transaction with preservation of Nasdaq listing – achieved - payable on August 20, 2020; (b) $200,000 upon our closing of a secondary financing raising over $10,000,000.

(3) (a) $50,000 upon AS1411 drug candidate product being formulated and ready for its production for a clinical trial; (b) $50,000 upon FDA certification for in-house ALAN drug candidate manufacturing; (c) $25,000 upon FDA approval of FastPack diagnostic assay for antibodies against SARS-CoV-2; (d) $15,000 upon completion of EU Declaration of Conformity for CE Mark for FastPack CFN diagnostic assay; (e) $100,000 upon FDA approval of our first drug.

(4) (a) $50,000 upon FDA certification for in-house ALAN drug candidate manufacturing; (b) $50,000 upon FDA approval of FastPack diagnostic assay for antibodies against SARS-CoV-2; (c) $25,000 upon completion of EU Declaration of Conformity for CE Mark for FastPack CFN diagnostic assay; (d) $25,000 upon FDA approval of FastPack 2.0 diagnostic assay; (e) $100,000 upon FDA approval of our first drug.

The Compensation Committee also approved on June 3 and 5, 2020, and the Board also ratified on June 6, 2020, that each of our independent directors will receive (subject to proration, if applicable) an annual cash payment of $40,000, with an additional cash payment of 10,000 per year for each Board committee chair position held. Our independent directors currently are Richard A. David, Kurt H. Kruger and Matthew E. Korenberg. Mr. David is currently the chair of two Board committees and Mr. Kruger is currently the chair of one Board committee.

By the Board’s ratification on June 6, 2020, our officers and outside directors were granted stock options, under our 2020 Stock Incentive Plan, to purchase shares of our common stock as set forth in the table below:

Name	Number of Shares
Officers
Michael S. Poirier	1,000,000
Christopher L. Lotz	600,000
Shishir K. Sinha	500,000
Wajdi Abdul-Ahad	500,000

Outside Directors
Richard A. David	50,000
Kurt H. Kruger	50,000
Matthew E. Korenberg	50,000
Ira E. Ritter	50,000

These stock options will vest over three years in equal annual installments from June 6, 2020, subject to the optionholder’s continuation of service. The scheduled expiration date of each of the stock options is June 6, 2030. The employees’ stock options are classified as incentive stock options to the extent permitted by applicable law.

Each of our officers and directors entered into their positions as such on May 22, 2020, except for Mr. Ritter (who has been serving as a director since 2008).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Standard template of Stock Option Agreement for use under 2020 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: June 11, 2020	By:	/s/ Michael S. Poirier
Michael S. Poirier, President and Chief Executive Officer